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Exhibit 10b


                              CONSULTING AGREEMENT


Consulting Services Agreement

This Consulting Agreement ["the Agreement"] entered into on the date herein below set forth adjacent to the signatures of the parties executing the same between Meridian Capital Credit, Inc., a Delaware corporation, and its nominees, hereinafter referred to as "Consultants" and Senior Care Industries, Inc., a Nevada corporation, hereinafter referred to as "Client."

Whereas Client requires the services of Consultant to facilitate and develop
; and

Whereas Client has the need of the services of Consultant to assist in the planning, supervision and investigatory matters which Client may request in connection with the Senior Care development transaction as well as on-going services of a like nature with respect to future acquisitions; and

Whereas Client is presently without the necessary funds to pay Consultant for the services which Consultant will provide; and

Whereas Consultant is agrees to take stock in Senior Care in lieu of other compensation for the work to be performed,

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Responsibilities and Warranties of Consultant: Consultant hereby agrees to undertake all due diligence and to provide Client with access to legal and accounting services which may be necessary in connection with the transaction and to provide advisory services for the Client in conjunction with the development of the assets and for which Consultant will provide the following services:

         A. A complete study of the highest and best use for the property not limited to site inspection, surveys, interface with local authorities, investigation of personnel to be engaged, supervision of Saw Tooth Builders, Inc. and interface with their employees, partners and other persons involved in the development project;

         B. To interface with brokers and others to assist the development and sale of individual parcels in accordance with the development plan which the Consultant will develop;

         C. Provide legal services from licensed attorneys and accounting services from Certified Public Accountants to handle all legal and accounting aspects in connection with the development of the property;

         D. To use Consultant's expertise in property development to undertake a full study of whether the property in question will meet the needs and goals of Client;

         E. To develop projections which will assist the Client to determine whether the development as planned will be profitable; and additionally,

         F. Consultant shall provide the following follow-up services which may be necessary after the development is completed:

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2. Client's Responsibilities & Warranties: Client agrees to provide to
Consultant all information necessary together with any documents which may be requested by Consultant or such professionals as Consultant may retain in connection with this Agreement to facilitate the work which Consultant has agreed to perform under the terms hereof. Client shall be solely responsible for the accuracy of the information and representations made in any document prepared by Consultant and/or its retained professionals.

3. Consideration: Client shall pay to Consultant and/or its assigns a consulting fee of $1,200,000 which shall be paid in common shares of the company. On the date of this Agreement which is January 25, 2002, the price of Senior Care stock is $.80 per share. The parties acknowledge that they will be issuing a total of 1,500,000 shares of common stock in the company. Should the bid price on the market fall after the authorization date but before the shares are actually issued, then the number of shares shall be increased to the average bid price for the ten days of trading prior to the actual issue.

This Agreement relates to the work that must be done to develop the Oasis Planned Urban Development, a project that is expected to take the next several years and that as additional consideration, Client agrees to pay to Consultant additional fees of $1,000,000 per year during the development phase, which said payment shall be made in common stock of Senior Care from time to time as additional work must be done by Consultant for Client.

The parties further agree that the cost of this Consulting Agreement may be considered a part of the cost of development of the Oasis Planned Urban Development by Client. Such shares shall be subject to registration by Client on Form S-8 at any time after the stock is issued but in no event later than two years of the completion of Consultant's work at Consultant's option as to time and Client shall complete the S-8 Registration Statement at its sole expense.

4. Costs: In addition to the compensation set forth in Paragraph 3 above, Client shall pay directly any attorneys fees, accounting fees or other fees which may become due and owing in connection with the property transfers.

Client must issue checks in full payment of any such fees, payable to the appropriate payee in the appropriate amount and return the checks to Consultant together with all properly executed documents.

5. Indemnification: In the event litigation is instituted against Client naming Consultant as a co-defendant for any reason, Client hereby agrees to indemnify and hold harmless Consultant, its partners, employees, agents, representatives, retained professionals, their assigns and controlling persons from any loss, claim, damages, liabilities, costs and expense in any suit, proceeding and/or claim arising from the cost of investigating, preparing and defending the submissions made by Consultant based upon information which was obtained from Client and submitted on forms prepared by Consultant and/or its retained professionals. This said Paragraph 5 shall survive the expiration or termination of this Agreement.

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6. Independent Contractor Status: Client acknowledges that Consultant shall perform its services under the provisions of this Agreement as an Independent Contractor and not as an employee or an affiliate of Client.

7. Amendment and Modification: Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties. No oral modifications to this Agreement may be made.

8. Entire Agreement: This Agreement contains the entire agreement between the parties hereto and supersedes any prior understanding, written or oral, respecting the subject matter hereof. The failure of Consultant to insist upon strict performance of any term of this Agreement shall not be construed by Client as a waiver at any time of the rights, remedies or indemnification, all of which shall remain in full force and effect from the time of the execution hereof.

9. Binding Effect: This Agreement shall be binding upon the heirs, executors, administrators, assigns of the parties hereto and Client shall not assign its rights hereunder or delegate its duties under any of the terms hereof without the prior written consent of PSS, which consent will not be unreasonably withheld.

10. Attorney's Fees and Costs: In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to receive its reasonable attorney's fees and costs in connection therewith.

11. Severability: If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

12. Governing Law: This Agreement shall be governed by the Laws of the State of California and the venue for the resolution of any dispute arising hereunder shall be in Orange County, California.

13. Independent Advise of Counsel: Client acknowledges and agrees that it has received the independent advise of counsel prior to executing this Agreement and that counsel has explained to Client the terms of this Agreement and their legal ramifications. Client further understands and agrees that Consultant does not render legal advise or offer legal assistance. All requests for legal advise by Client will be referred to legal counsel for a proper legal opinion. Accordingly, no statements or representations by Consultant, partners, employees, agents, representatives, retained professionals, their assigns and controlling persons, should be construed to be legal advise and Consultant advises Client to always consult with its own attorneys regarding the legalities of all investment offerings, registrations and filings.

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IN WITNESS HEREOF, the parties above have caused this Agreement to be duly executed at Downey, California on the day and year set forth below.

Senior Care Industries, Inc.



By: /s/ Craig Brown              Date: 1/25/2002
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    Craig Brown
    President

Meridian Capital Credit, Inc.

By: /s/ Michael Russ             Date: 1/25/2002
    ---------------------------
    Michael Russ
    President